                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) September 4, 1997
                                                 -------------------------------


                         Tecnol Medical Products, Inc.
- --------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



Delaware                            0-19524                    75-1516861
- --------------------------------------------------------------------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
    of Incorporation)              File Number)              Identification No.)



7201 Industrial Park Blvd.  Fort Worth, Texas                  76180
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code (817) 581-6424
                                                   -----------------------------


- --------------------------------------------------------------------------------
         (Former Name or Former Address, if Changes Since Last Report)

ITEM 5. OTHER EVENTS.

        (a) On September 4, 1997, Tecnol Medical Products, Inc. ("Tecnol"), Kimberly-Clark Corporation ("Kimberly-Clark") and Vanguard Acquisition Corp., a wholly-owned subsidiary of Kimberly-Clark ("Merger-Sub"), entered into an Agreement and Plan of Merger, dated as of September 4, 1997 (the "Merger Agreement"). The Merger Agreement provides for the merger of Merger-Sub with and into Tecnol (the "Merger"). Pursuant to the Merger Agreement, each issued and outstanding share of common stock, par value $.001 per share, of Tecnol (the "Tecnol Common Stock"), other than shares owned directly or indirectly by Kimberly-Clark or Tecnol, will be converted into and exchangeable for 0.42 of a share of common stock, $1.25 par value per share, of Kimberly-Clark. Concurrently with the execution and delivery of the Merger Agreement, each of Van Hubbard and Kirk Brunson, stockholders having, in the aggregate, sole voting and dispositive power and/or full voting power over approximately 20% of the outstanding shares of Tecnol Common Stock, entered into a Company Stockholder Agreement, each of which is dated as of September 4, 1997 (the "Company Stockholder Agreements"), with Kimberly-Clark pursuant to which each of the stockholders, among other things, agreed to vote shares of Tecnol Common Stock over which they have a right to vote (other than as trustees of the Tecnol Employee Stock Ownership Plan) in favor of the Merger and against any proposal that would compete with or impede, frustrate, prevent or nullify the Merger. The Merger Agreement and the Company Stockholder Agreements are attached hereto as Exhibits 2.1, 99.1(a) and 99.1(b), respectively, and are incorporated by reference herein. The foregoing description of the Merger Agreement and the Company Stockholder Agreements is qualified in its entirety by reference to such Exhibits.

        (b) Also on September 4, 1997, concurrently with the execution and delivery of the Merger Agreement, Tecnol and Kimberly-Clark entered into a Company Option Agreement (the "Company Option Agreement"), giving Kimberly-Clark the right to purchase from Tecnol approximately 19.9% of the authorized but previously unissued shares of Tecnol Common Stock (the "Option Shares") at a price of $22.00 per share upon the occurrence of certain events. The Company Option Agreement also gives Tecnol a right of first refusal with respect to certain sales by Kimberly-Clark of the Option Shares and a right to repurchase the Option Shares under certain circumstances. A copy of the Company Option Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Company Option Agreement is qualified in its entirety by reference to such Exhibit.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)     Exhibits.

                See the index to Exhibits attached hereto.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TECNOL MEDICAL PRODUCTS, INC.
                                      (Registrant)


Date:   September 10, 1997            By: /s/ Vance M. Hubbard
                                          -----------------------------------
                                          Vance M. Hubbard, Chairman, Chief
                                          Executive Officer and President

                               INDEX TO EXHIBITS

Exhibit
Number
- -------
2.1               Agreement and Plan of Merger Among Tecnol Medical Products, Inc., Kimberly-
                  Clark Corporation and Vanguard Acquisition Corp., dated as of September 4,
                  1997.

10.1              Company Option Agreement between Kimberly-Clark Corporation and Tecnol
                  Medical Products, Inc., dated as of September 4, 1997.

99.1(a)           Company Stockholder Agreement between Kimberly-Clark
                  Corporation and Van Hubbard, dated as of September 4, 1997.

99.1(b)           Company Stockholder Agreement between Kimberly-Clark
                  Corporation and Kirk Brunson, dated as of September 4, 1997.

99.1(c)           Press release dated September 4, 1997 announcing the proposed merger.